UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 7, 2017

Aradigm Corporation

(Exact name of registrant as specified in its charter)

California	001-36480	94-3133088
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3929 Point Eden Way, Hayward, California	94545
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 265-9000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 – Other Events.

On July 7, 2017, the Principal Investigator, Charles Haworth, MD, FRCP, for the Phase 3 ORBIT-3 and ORBIT-4 clinical trials (the “Studies”) of Aradigm Corporation (the “Company”) presented the analysis of the results for such trials, which investigated the safety and efficacy of the Company’s investigational drug product Linhaliq™, at the 2nd World Bronchiectasis Conference in Milan, Italy. Additionally, Igor Gonda, PhD, President and Chief Executive Officer of Aradigm, presented two posters on the Studies; the first poster presented additional microbiological results and the second presented pharmacokinetics results. All three presentations will be available on the Company’s website as soon as possible following the conference. The presentation abstracts are attached as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Document

99.1	Presentation abstracts on Phase 3 ORBIT-3 and ORBIT-4 clinical trials of Aradigm Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARADIGM CORPORATION

Dated: July 7, 2017	By:	/s/ Nancy Pecota
		Name:	Nancy Pecota
		Title:	Vice President, Finance and Chief Financial Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Document

99.1	Presentation abstracts on Phase 3 ORBIT-3 and ORBIT-4 clinical trials of Aradigm Corporation